UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2007

Migo Software, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-5278NY	94-3334052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

555 Twin Dolphin Drive, Suite 650, Redwood City, California		94065
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-232-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On October 26, 2007, Migo Software, Inc. (the "Company") closed the sale of approximately 15,478,000 shares of its Common Stock to holders of its warrants for total proceeds to the Company of approximately $1,780,000. The warrants had been issued to investors in the Company in private placement transactions. No commissions or fees were paid in connection with the stock issuance.

The proceeds of the sale of securities will be used for working capital and general corporate purposes. The Company relied on Section 4(2) of the Securities Act and Regulation D thereunder, as the basis for an exemption from registering the sale of these shares of Common Stock under the Securities Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Migo Software, Inc.

October 31, 2007	By:	/s/Richard Liebman

Name: Richard Liebman
Title: Chief Financial Officer